Exhibit 99.1

FOR IMMEDIATE RELEASE
November 19, 2007

American Equity Announces Share Repurchase Program

WEST DES MOINES, Iowa (November 19, 2007) – American Equity Investment Life Holding Company (NYSE: AEL), today announced that its Board of Directors has approved a share repurchase program, effective immediately.  Under the program, American Equity is authorized to repurchase from time to time up to 10,000,000 shares of its common stock at any time during the next 12 months.

The repurchases will be made on the open market, through privately negotiated transactions or otherwise.  The timing of such transactions will depend on a variety of factors, including market conditions and share price.

The share repurchase program will be funded by the Company’s existing line of credit.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full-service underwriter of a broad line of annuity and insurance products with a primary emphasis on the sale of fixed-rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.   For more information, visit our website www.american-equity.com

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